EX-23 Consent of Experts

Consent of Independent Auditors

Venus Beauty Supply, Inc.

9343 Sun Pointe Dr.

Boynton Beach, FL 33437

RE: VENUS BEAUTY SUPPLY, INC.

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated June 10, 2004, relating to the financial statements of Venus Beauty Supply, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Coral Springs, Florida

June 10, 2004

/s/ Baum & Company, P.A.